UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2025

Bright Mountain Media, Inc.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

000-54887	27-2977890
(Commission File Number)	(IRS Employer Identification No.)

6400 Congress Avenue, Suite 2050

Boca Raton, Florida 33487

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (760) 707-5959

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Bright Mountain Media, Inc. (the “Company”) and its subsidiaries are parties to an Amended and Restated Senior Secured Credit Agreement between itself, the lenders party thereto (the “Lenders”), and Centre Lane Partners Master Credit Fund II, L.P., as Administrative Agent and Collateral Agent (“Centre Lane Partners”), dated June 5, 2020, as amended (the “Credit Agreement”).

Effective as of December 31, 2025, the Company and its subsidiaries, CL Media Holdings LLC, Bright Mountain LLC, MediaHouse, Inc., Deep Focus Agency LLC, and BV Insights LLC, Centre Lane Partners, and the Lenders entered into the Twenty-Fourth Amendment to Amended and Restated Senior Secured Credit Agreement (the “Twenty-Fourth Amendment”) to amend certain terms of the Credit Agreement. All capitalized terms used below and not defined have the respective meanings ascribed to them in the Twenty-Fourth Amendment. The principal changes to the Credit Agreement made in the Twenty-Fourth Amendment include, but are not limited to, the following:

(i)	Adjusting the amortization of the Second Out Loans such that the quarterly installment due on December 31, 2025 with respect to the Second Out Loans was deferred in its entirety until March 31, 2026; and

(ii)	Adjusting the timing of the payment of interest accrued on the Second Out Loans for the interest period ended December 31, 2025 such that the interest payment for the Second Out Loans due on December 31, 2025 was deferred in its entirety until March 31, 2026.

The aggregate amount of the deferred payments described above was approximately $600,000.

In connection with the Twenty-Fourth Amendment and as consideration therefor, the Company agreed to issue a number of shares of the common stock of the Company, par value $0.01 per share (the “Common Stock”), equal to 1.5% of the fully-diluted pro forma ownership of the Company as of December 31, 2025, or 2,870,792 shares of Common Stock, to Centre Lane Partners. Following such issuance, Centre Lane Partners and its affiliates collectively beneficially own approximately 26.4% of the Common Stock.

Approximately $2.2 million will be due under the Credit Agreement as of March 31, 2026, and approximately $90.5 million will be due under the Credit Agreement as of December 20, 2026, which is the maturity date of the Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bright Mountain Media, Inc.

Date: January 7, 2026	By:	/s/ Ethan Rudin
Ethan Rudin
Chief Financial Officer